United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 3, 2021

Date of Report (Date of earliest event reported)

ABRI SPAC I, INC.

 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-40723	86-2861807
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9663 Santa Monica Blvd., No. 1091 Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 732-1021

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Common Stock and one Redeemable Warrant	ASPAU	Nasdaq Capital Market

Common Stock, par value $0.0001 per share	ASPA	Nasdaq Capital Market

Warrants, each exercisable for one share of Common Stock for $11.50 per share	ASPAW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On Septembet 3, 2021, Abri SPAC I, Inc. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units (the “Units”) may elect to separately trade the shares of common stock, par value $0.0001 per share (the “Common Stock”) and warrants (the “Warrants”) included in the Units commencing on or about September 8, 2021. Each Unit consists of one share of Common Stock and one redeemable Warrant. Each Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per whole share (subject to adjustment). Any Units not separated will continue to trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ASPAU”, and the Common Stock and Warrants will separately trade on Nasdaq under the symbols “ASPA” and “ASPAW”, respectively. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Common Stock and Warrants.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 3, 2021.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2021

ABRI SPAC I, INC..

By:	/s/ Jeffrey Tirman
Name:	Jeffrey Tirman
Title:	Chief Executive Officer